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                               BANK AGREEMENT

ALPS Distributors, Inc.
370 Seventeenth Street
Suite 3100
Denver, Colorado  80202

Gentlemen:

We are either (i) a "bank" (as such term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended) or (ii) a broker-dealer that is registered with the Securities and Exchange Commission ("SEC") under said Act and is affiliated with a "bank" as so defined. We desire to make available to our customers shares of beneficial interest in Class II of the U.S.
Government Money Market Fund (the "Fund") a series of Financial Investors
Trust (the "Trust") that are now or hereafter available for sale to our customers. You are the principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended) of the offering of shares of the Fund and the exclusive agent for the continuous distribution of such shares pursuant to the terms of a Distribution Agreement between you and the Trust.
As used herein the term "Prospectus" shall mean the prospectus and, unless the context otherwise requires, related statement of additional information
(the "Statement of Additional Information") incorporated therein by reference, as the same are amended and supplemented from time to time, of the Fund.

In consideration for the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

1. With respect to any and all transactions in the shares of the Fund pursuant to this Agreement, it is understood and agreed that: (a) we shall be acting solely as agent for the account of our customer; (b) each transaction shall be initiated solely upon the order of our customer; (c) each transaction shall be executed by the Trust only upon receipt of instructions from us acting as agent for our customer; (d) as between us and our customer, our customer will have full beneficial ownership of all Fund shares; and (e) each transaction shall be for the account of our customer and not for our account. Each transaction shall be without recourse to us provided that we act in accordance with the terms of this Agreement. We represent and warrant that we will have full right, power and authority to effect transactions (including, without limitation, any purchases and redemptions) in Fund shares on behalf of all customer accounts provided by us to you or to any transfer agent as such term is defined in the Fund's Prospectus (the "Transfer Agent"). Customers of ours who purchase Fund shares are for all purposes our customers and not customers of the Trust. We shall be responsible for opening, approving and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with applicable law, including the rules of the SEC and National Association of Securities Dealers, Inc. (the "NASD") if applicable and/or the regulations of applicable federal and state bank regulatory agencies or authorities. In no transaction involving Fund shares shall we have any authority to act as agent for the Trust or for you.

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2.    All orders for the purchase of Fund shares shall be executed at the then current public offering price per share (I.E., the net asset value per share plus the applicable sales load, if any) and all orders for the redemption of Fund shares shall be executed at the net asset value per share, in each case as described in the Prospectus. The minimum initial purchase order and minimum subsequent purchase order by any person shall be as set forth in the Fund's Prospectus. All orders are subject to acceptance or rejection by the Trust at its sole discretion. Unless otherwise mutually agreed in writing, each transaction shall be promptly confirmed in writing to the customer on a fully disclosed basis and a copy of each confirmation shall be sent simultaneously to us. We agree that upon receipt of duplicate confirmations we will examine the same and promptly notify the Trust of any errors or discrepancies which we discover and shall promptly bring to the attention of the Trust any errors in such confirmations claimed by our customers. The Trust reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of shares of the Fund.

3. We agree that we shall not make shares of the Fund available to our customers except in compliance with all applicable federal and state laws and the rules and regulations of applicable regulatory agencies or authorities. We agree that we shall not purchase Fund shares, as agent for any customer, unless we deliver or cause to be delivered to such customer, at or prior to the time of delivery of the sale confirmation, a copy of the Fund's Prospectus, or unless such customer has acknowledged receipt of the Fund's Prospectus. We further agree that such sale confirmation, accompanied by the Prospectus, shall be delivered by the Transfer Agent, upon receipt of an order to purchase units from us. We further agree to obtain from each customer for whom we act as agent for the purchase of Fund shares any taxpayer identification number certification required under Section 3406 of the Internal Revenue Code of 1986, as amended (the
      "Code"), and the regulations promulgated thereunder, and to provide you or your designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup with-holding in accordance with
      Section 3406 of the Code and the regulations thereunder. Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each of the customers who purchases shares of the Fund through us copies of all annual and interim reports, proxy solicitation materials and any other information and materials relating to the Fund and prepared by or on behalf of you, the Trust or its investment adviser, custodian, transfer agent or dividend disbursing agent for distribution to such customer. You agree to supply us with copies of the Prospectus, Statement of Additional
      Information, annual and interim reports, proxy solicitation materials and any such other information and materials relating to the Fund in reasonable quantities upon request. We acknowledge that any material or information that you furnish to us, other than the Prospectus, annual and interim reports to shareholders and proxy solicitation materials prepared by the Trust, are your sole responsibility and not the responsibility of the Trust.

4. We shall not make any representations concerning the Fund shares other than those contained in the Fund's Prospectus or in any promotional materials or sales literature furnished to us by you or the Trust. We shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the Fund (including,

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      without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials as may be furnished to us by you or the Trust, and such other information and materials as may be approved in writing by you.

5. (a) In the case of the Fund or class thereof which has adopted a Distribution and Service Plan pursuant to Rule 12b-1 under the Investment
      Company Act of 1940 (a "Plan"), you may elect from time to time to make payments to us as provided under such Plan. In the case of the Fund or class thereof that has no currently effective Plan, you may, to the extent permitted by applicable law, elect to make payments to us from your own funds. Any such payments shall be made in the amount and manner set forth in the applicable schedule of distribution and service payments issued by you and then in effect or as set forth in the Prospectus. Such schedule of distribution and service payments may be discontinued or changed by you from time to time and shall be in effect with respect to the Fund which has a Plan only so long as the Fund's Plan remains in effect.

      (b) In the event that Rule 2830 of the NASD Conduct Rules preclude the Fund or class thereof from imposing, or you from receiving, a sales charge
      (as defined in that Rule) or any portion thereof, then we shall not be entitled to any payments from you hereunder from the date that the Fund or class thereof discontinues or is required to discontinue imposition of some or all of its sales charges. If the Fund or class thereof resumes imposition of some or all of its sales charge, we will be entitled to payments hereunder on the same terms as the Fund extends to you.

6. The procedures relating to orders and the handling thereof will be subject to the terms of the Fund's Prospectus and instructions received by us from you or the Transfer Agent from time to time. No conditional orders will be accepted. We agree that purchase orders placed by us will be made only for the purpose of covering purchase orders already received from our customers and that we will not make purchases for any securities dealer or broker. Further, we shall not withhold the placement of such orders so as to profit ourselves; provided, however, that the foregoing shall not prevent the purchase of shares of the Fund by us for our own bona fide investment.

7. We agree to pay for purchase orders of Fund shares from us as agent for our customers in accordance with the terms of the Fund's Prospectus. On or before the settlement date of each purchase order for shares of the Fund, we shall either (i) remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price of the shares of the Fund being purchased less our agency commission, if any, with respect to such purchase order as determined by you in accordance with the terms of the Fund's Prospectus, or (ii) remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price of the shares of the Fund being purchased without deduction for our agency commission, if any, with respect to such purchase order as determined by you in accordance with the terms of the Fund's Prospectus, in which case our agency commission, if any, shall be payable to us by you on at least a monthly basis. If payment for any purchase order is not received in accordance with the terms of the Fund's

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      Prospectus, you reserve the right, without notice, to cancel the sale and to hold us responsible for any loss sustained as a result thereof.

8. (a) We hereby represent and warrant that: (i) we are a corporation, partnership, national association or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we are organized; (ii) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; and (iii) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms.

      (b) If we are a Broker-Dealer, we further represent and warrant that we are a member of the NASD and, with respect to any sales in the United
      States, we agree to abide by all of the rules and regulations of the NASD, including, without limitation, its Rules of Fair Practice. We agree to comply with all applicable federal and state laws, rules and regulations.
      We agree to notify you immediately in the event of our expulsion or suspension from the NASD. Our expulsion from the NASD will automatically terminate this Agreement immediately without notice. Our suspension from the NASD will terminate this Agreement effective immediately upon your written notice of termination to us.

9. If we are a bank as defined in the first paragraph of this Agreement, then we agree to give written notice to you immediately in the event that we cease to be a "bank" as so defined. In such event, this Agreement shall automatically terminate upon such written notice.

10. You agree to inform us, upon our request, as to the states in which you believe the shares of the Fund have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but you shall have no obligation or responsibility to make shares of the Fund available for sale to our customers in any jurisdiction.

11. The names and addresses and other information concerning our customers are and shall remain our sole property, and neither you nor your affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Fund. Notwithstanding the foregoing, this Paragraph 13 shall not prohibit you or any of your affiliates from utilizing for any purpose the names, addresses or other information concerning any of our customers if such names, addresses or other information are obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 13 shall survive the termination of this Agreement.

12. (a) We will indemnify and hold you, the Trust, each transfer agent and their respective officers, directors or trustees, agents, employees, affiliates and controlling persons harmless against any and all losses, claims, damages, liabilities, actions, costs or

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      expenses (including any legal expenses) insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon (i) the execution of any transactions in Fund shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us or (ii) the negligent, reckless or intentional conduct of us or our employees.

      (b) You will indemnify and hold harmless us and our directors, officers, employees, agents, controlling persons and affiliates against any and all losses, claims, damages, liabilities, actions, costs or expenses insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon your or your employees negligent, reckless or intentional conduct.

      (c) A party seeking indemnification (an "Indemnified Party") hereunder will (i) give prompt written notice to the other party hereto (the
      "Indemnifying Party") of any claim with respect to which it seeks indemnification, and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, PROVIDED, HOWEVER, that the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (a) the Indemnifying Party has agreed in writing to pay such fees or expenses, or (b) the Indemnifying Party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to the Indemnified Party, or (c) the defendants in any such action include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, or (d) there exists or will exist a conflict of interest between the Indemnified Party and Indemnifying Party which would make it inappropriate in the reasonable judgement of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnified Party shall cooperate with the Indemnifying Party in the contest or defense thereof. The Indemnifying
      Party, in defense of any action assumed by it, shall not, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement of such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such action. If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), and the Indemnifying Party will not be required to consent to entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such action. If the Indemnifying Party is not entitled to, or elect not to, assume the defense of a claim, the Indemnifying Party will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the Indemnifying Party with respect to such claim, unless in the reasonable judgment of the Indemnified Party a conflict of interest may exist between any of the Indemnified parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

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      (d) The indemnification agreement contained in this paragraph shall survive the termination of this Agreement.

13. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

14. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices located at 370 Seventeenth Street, Suite 3100, Denver, Colorado 80202, and all notices to us shall be given or sent to us at our address shown below.

15. This Agreement shall become effective only when accepted and signed by you, and may be terminated at any time by either party hereto upon fifteen
      (15) days' prior written notice to the other party. This Agreement may be amended only be a written instrument signed by both of the parties hereto and may not be assigned by either party without the prior written consent of the other party. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties relating to said subject matter.

16. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without giving effect to principles of conflicts of laws.

17. The waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach of the same or any other provision.

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                                        Very truly yours,

                                        ______________________________________
                                        Name of Bank or Bank-Affiliated
                                        Broker-Dealer
                                        (Please Print or Type)

                                        ______________________________________

                                        ______________________________________
                                        Address

Date:____________________               By:___________________________________
                                        Authorized Officer

NSCC Dealer # ______________________             Fax Number:__________________

NSCC Dealer Alpha Code______________             Date:________________________

NSCC Clearing #_____________________             Mutual Fund
                                                 Coordinator/Primary
                                                 Contact:_____________________

Phone Number:_______________________    ______________________________________


NOTE:    Please  sign  and  return  both  copies  of  this  Agreement  to  ALPS
         Distributors, Inc. Upon acceptance one countersigned copy will be returned to you for your files.


                                                     Accepted:
                                                     ALPS DISTRIBUTORS, INC.


Date:________________________________   By:___________________________________
                                        Authorized Officer

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                     SCHEDULE OF DISTRIBUTION AND SERVICE PAYMENTS
                              FOR SALES OF CLASS II SHARES
                    PURSUANT TO PARAGRAPH 5(a) OF THE BANK AGREEMENT

In consideration of sales of Class II shares of the U.S. Government Money Market
Fund (the "Fund"), under the terms and conditions of Paragraph 5(a) of the Bank
Agreement, the following schedule for the payment of fees shall apply:

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

                     BANK AND/OR BROKER-DEALER COMPENSATION

                                                                  ANNUAL
NAME OF FUND                                                 CONTRACTUAL RATE
------------------------------------------------------------------------------
U.S. GOVERNMENT MONEY MARKET FUND                                 .25%

ALPS Distributors, Inc. shall pay you a fee based on the average daily net assets throughout the quarter of Class II shares of the Fund. Such fee shall be computed daily and paid quarterly. The determination of daily net assets shall be made at the close of each business day throughout the quarter and computed in the manner specified in the Fund's then-current Prospectus for the determination of the net asset value of shares of Class II, but shall exclude assets attributable to any other Class of the Fund.

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